EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-258668 and No. 333-267107) on Form S-8 of Orange County Bancorp, Inc. of our report dated June 28, 2024, relating to our audit of the financial statements and supplemental schedule of Orange County Bancorp, Inc. 401(k) Plan, which appears in this Annual Report on Form 11-K of Orange County Bancorp, Inc. 401(k) Plan for the year ended December 31, 2023.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
June 28, 2024